                                                                     EXHIBIT 4.3

================================================================================


                               WARRANT AGREEMENT

                             Dated March 11, 1998

                                by and between

                       COVAD COMMUNICATIONS GROUP, INC.

                                      and

                             THE BANK OF NEW YORK


================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
Section 1.    Certain Definitions.....................................................     1
Section 2.    Appointment of Warrant Agent............................................     4
Section 3.    Issuance of Warrants....................................................     4

     (a)      Warrant Certificates....................................................     4
     (b)      Temporary Global Warrants...............................................     4

Section 4.    Execution of Warrant Certificates.......................................     4
Section 5.    Separation of Warrants..................................................     5
Section 6.    Registration and Countersignature.......................................     5
Section 7.    Registration of Transfers and Exchanges.................................     5

     (a)      Transfer and Exchange of Global Warrants................................     5
     (b)      Exchange of a Beneficial Interest in a Global Warrant for a
              Definitive Warrant......................................................     6
     (c)      Transfer and Exchange of Definitive Warrants............................     7
     (d)      Restrictions on Exchange or Transfer of a Definitive Warrant for a
              Beneficial Interest in a Global Warrant.................................     8
     (e)      Restrictions on Transfer and Exchange of Global Warrants................     9
     (f)      Countersigning of Definitive Warrants in Absence of Depositary..........     9
     (g)      Legends.................................................................     9
     (h)      Cancellation of Global Warrant..........................................    10
     (i)      Obligations with Respect to Transfers and Exchanges of Warrants.........    10

Section 8.    Terms of Warrants: Exercise of Warrants.................................    11
Section 9.    Payment of Taxes........................................................    12
Section 10.   Mutilated or Missing Warrant Certificates...............................    13
Section 11.   Reservation of Warrant Shares...........................................    13
Section 12.   Obtaining Stock Exchange Listings.......................................    14
Section 13.   Adjustment of Exercise Price and Number of Warrant Shares Issuable......    14

     (a)      Stock Splits, Combinations, etc.........................................    14
     (b)      Reclassification, Combinations, Mergers, etc............................    14
     (c)      Issuance of Options or Convertible Securities...........................    15
     (d)      Dividends and Distributions.............................................    16
     (e)      Adjustment for Sale of Common Stock Below Current Market Price..........    16
     (f)      Current Market Price....................................................    18
     (g)      Certain Distributions...................................................    18
     (h)      Consideration Received..................................................    18
     (i)      Deferral of Certain Adjustments.........................................    19
     (j)      Changes in Options and Convertible Securities...........................    19
     (k)      Expiration of Options and Convertible Securities........................    19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
     (l)      Other Adjustments.......................................................    19
     (m)      Equity Commitment.......................................................    20
     (n)      No Adjustment Required..................................................    20

Section 14.   Statement on Warrants...................................................    20
Section 15.   Fractional Interest.....................................................    20
Section 16.   Notices to Warrant Holders..............................................    21
Section 17.   Merger, Consolidation or Change of Name of Warrant Agent................    22
Section 18.   Warrant Agent...........................................................    23
Section 19.   Resignation and Removal of Warrant Agent; Appointment of Successor......    24
Section 20.   Registration............................................................    25
Section 21.   Reports.................................................................    25
Section 22.   Rule 144A...............................................................    25
Section 23.   Notices to Company and Warrant Agent....................................    25
Section 24.   Supplements and Amendments..............................................    26
Section 25.   Successors..............................................................    27
Section 26.   Termination.............................................................    27
Section 27.   Governing Law...........................................................    27
Section 28.   Benefits of This Agreement..............................................    27
Section 29.   Counterparts............................................................    28

     WARRANT AGREEMENT dated March 11, 1998 (this "AGREEMENT") between COVAD COMMUNICATIONS GROUP INC., a Delaware corporation (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as warrant agent (the "WARRANT AGENT").

     WHEREAS, the Company proposes to issue common stock warrants, as hereinafter described (the "WARRANTS"), initially exercisable to purchase an aggregate of 1,684,588 shares of Common Stock (as defined below), in connection with an offering of units (the "UNITS"), each Unit consisting of $1,000 principal amount at maturity of the Company's 13 1/2 % Senior Discount Notes due 2008 (the "NOTES") and one Warrant, each such Warrant entitling the holder thereof to purchase initially 6.4792 shares of Common Stock.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

     Section 1.    Certain Definitions.  As used in this Agreement, the
                   -------------------
following terms shall have the following respective meanings:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock (as defined in the Indenture) of a Person shall be deemed to be control.

     "Cedel" means Cedel Bank, societe anonyme.

     "Commission" means the Securities and Exchange Commission or any successor.

     "Common Stock" means the common stock, par value $.001 per share, of the Company.

     "Company" means Covad Communications Group, Inc., a Delaware corporation, and its successors and assigns.

     "Equity Commitment" means the commitment of certain investors to purchase shares of Series C Preferred Stock and warrants to purchase shares of Common Stock pursuant to a Subscription Agreement, dated as of February 20, 1998, between the Company and such investors for an aggregate purchase price of $16 million, or any other issuance of equity securities within 12 months after the original date of issuance of the Warrants, yielding gross proceeds of at least $16 million.

     "Equity Commitment Warrants" means warrants issuable to the investors in the Equity Commitment upon consummation thereof to purchase Series C Preferred Stock.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "Excluded Securities" means shares of Common Stock or other securities convertible or exchangeable into Common Stock issued (i) pursuant to employee stock ownership plans, (ii) in connection with mergers and acquisitions with non-affiliated third parties or (iii) as compensation to directors in lieu of cash.

     "Exercisability Date" means any time on or after the earliest to occur of
(i) September 15, 1998, (ii) an initial Public Equity Offering of the Company and (iii) in the event a Change of Control (as defined in the Indenture) occurs, the date the Company mails notice thereof to holders of Notes and to the Holders.

     "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $.01 per share, subject to adjustment from time to time pursuant to Section 13 hereof.

     "Expiration Date" means March 15, 2008.

     "Holder" means a registered holder of Registrable Securities.

     "Indenture" means the indenture, dated as of March 15, 1998, between the Company and The Bank of New York, as trustee.

     "Initial Purchasers" means Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Public Equity Offering" means an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Registrable Securities" means the Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise until such date as such security (i) is effectively registered under the Securities Act and disposed of in accordance with a registration statement or
(ii) is distributed to the public pursuant to Rule 144 under the Securities Act.

     "Registration Rights Agreement" means the registration rights agreement, dated March 11, 1998, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Warrant" means a Regulation S Temporary Global Warrant or Regulation S Permanent Global Warrant, as appropriate.

     "Regulation S Permanent Global Warrant" means a permanent global Warrant in the form of Exhibit A hereto, appropriately completed, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in replacement for the Regulation S Temporary Global Warrant upon expiration of the Restricted Period.

     "Regulation S Temporary Global Warrant" means a temporary global Warrant in the form of Exhibit A hereto, appropriately completed, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing the number of Warrants initially sold in reliance on Rule 903 of Regulation S.

     "Restricted Period" means the one year period after the date of issuance of the Units.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Separation Date" means the earlier of (i) 90 days after the issuance of the Units, (ii) such date as the Initial Purchasers may, in their discretion, deem appropriate for the Notes and the Warrants that comprise each Unit to be transferred or exchanged separately, (iii) in the event a Change of Control (as defined in the Indenture) occurs, the date the Company mails notice thereof to holders of Notes, (iv) the date on which the Exchange Offer (as defined in the Registration Rights Agreement) is consummated and (v) the date on which the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective. On the Separation Date, the Notes and the Warrants will be automatically separated.

     "Series C Preferred Stock" means shares of Series C Preferred Stock of the Company.

     "Trustee" means the trustee under the Indenture.

     "Warrant Agent" means The Bank of New York or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

     "Warrant Registration Rights Agreement" means the registration rights agreement, dated March 11, 1998, by and among the Company and the Initial Purchasers relating to the Warrants and the Warrant Shares.

     "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

      Section 2.    Appointment of Warrant Agent.  The Company hereby appoints
                    ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

      Section 3.    Issuance of Warrants.
                    --------------------

               (a)  Warrant Certificates.  The Warrants will be issued in the
                    --------------------
form of one or more global certificates (the "GLOBAL WARRANTS"), substantially in the form of Exhibit A (including footnotes 1 and 2 thereto). The Global Warrants shall be deposited on the Issue Date with, or with the Warrant Agent as custodian for, The Depository Trust Company (the "DEPOSITARY") and registered in the name of Cede & Co., as the Depositary's nominee. Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Upon request, except as otherwise provided in Section 7(b)(iii) hereof, a Holder may receive from the Depositary and the Warrant Agent Warrants in definitive form (the "DEFINITIVE WARRANTS"), substantially in the form of Exhibit A (not including footnotes 1 and 2 thereto) as set forth in
Section 7 below.

               (b)  Temporary Global Warrants.  Warrants offered and sold in
                    -------------------------
reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Warrant, which shall be deposited on behalf of the purchasers of the Warrants represented thereby with the Warrant Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Warrant shall be exchanged for beneficial interests in Regulation S Permanent Global Warrants. Simultaneously with the authentication of Regulation S Permanent Global Warrants, the Trustee shall cancel the Regulation S Temporary Global Warrant. The aggregate number of Warrants evidenced by the Regulation S Temporary Global Warrant and the Regulation S Permanent Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      Section 4.    Execution of Warrant Certificates.  Certificates (the
                    ---------------------------------
"WARRANT CERTIFICATES") evidencing Global Warrants or Definitive Warrants to be delivered pursuant hereto shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

     Warrant Certificates shall be dated the date of countersignature.

     Section 5.     Separation of Warrants.  The Notes and Warrants shall not be
                    ----------------------
separately transferable prior to the Separation Date and shall be automatically separated on the Separation Date.

      Section 6.    Registration and Countersignature.  The Warrant Agent, on
                    ---------------------------------
behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the aggregate number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

     The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Prior to the Separation Date, the registered holder of a Unit shall be deemed the registered Holder of the related Warrants for all purposes hereunder.

     Section 7.  Registration of Transfers and Exchanges.
                 ---------------------------------------

            (a)  Transfer and Exchange of Global Warrants.  The transfer and
                 ----------------------------------------
exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

           (b) Exchange of a Beneficial Interest in a Global Warrant for a
               -----------------------------------------------------------
Definitive Warrant.
------------------

               (i) Any Holder of a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant and, in the case of a Registrable Security, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being delivered to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto);

                    (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                    (C) if such beneficial interest is being transferred to any institutional "accredited investor," within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B); provided, however, that no such exchange shall be made during the Restricted Period; or

                    (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto);

          then the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants and Warrant Shares represented by the Global Warrant to be reduced by the number of Warrants and Warrant Shares to be represented by the Definitive Warrants to be issued in exchange for the interest of such Person in the Global Warrant and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant.

               (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 7(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered.

               (iii) Notwithstanding the foregoing, a beneficial interest in the Regulation S Temporary Global Warrant may not be exchanged for a Definitive Warrant or transferred to a Person who takes delivery thereof in the form of a Definitive Warrant prior to (x) the expiration of the Restricted Period and (y) the receipt by the Warrant Agent of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (c)  Transfer and Exchange of Definitive Warrants.
               --------------------------------------------

               When Definitive Warrants are presented to the Warrant Agent with a request:

               (i)  to register the transfer of the Definitive Warrants; or

               (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

          (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

          (y) in the case of Registrable Securities, such request shall be accompanied by the following additional information and documents, as applicable:

               (i) if such Registrable Security is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

               (ii) if such Registrable Security is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

               (iii) if such Registrable Security is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee;

               (iv) if such Registrable Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto); or

               (v) if such Registrable Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto).

          (d)  Restrictions on Exchange or Transfer of a Definitive Warrant for
               ----------------------------------------------------------------
a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

               (i) if such Definitive Warrant is a Registrable Security, certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Warrant is being transferred by such Holder either (A) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act,
(B) outside the United States to a foreign Person in a transaction meeting the requirements of Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (C) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, pursuant to a private placement exemption from the registration requirements of the Securities Act, who has provided a certification to that effect (and based on an opinion of counsel if the Company so requests) and who wishes to take delivery thereof in the form of a beneficial interest in a Global Warrant; and

               (ii) whether or not such Definitive Warrant is a Registrable Security, written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants and Warrant Shares represented by the Global Warrant equal to the number of Warrants and Warrant Shares represented by such Definitive Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants and Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants and Warrant Shares.

          (e)  Restrictions on Transfer and Exchange of Global Warrants.
               --------------------------------------------------------
Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 7), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Countersigning of Definitive Warrants in Absence of Depositary.
               --------------------------------------------------------------
If at any time:

               (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by an officer of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrants, in exchange for such Global Warrants.

          (g)  Legends.
               -------

               (i) Except for any Registrable Security sold or transferred (including any Registrable Security represented by a Global Warrant) as discussed in clause (ii) below, each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall be substantially in the form of Exhibit A hereto and shall bear a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

               (ii) Upon any sale or transfer of a Registrable Security (including any Registrable Security represented by a Global Warrant) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                    (A) in the case of any Registrable Security that is a Definitive Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Registrable Security for a Definitive Warrant that does not bear the legend set forth in clause (i) above and rescind any restriction on the transfer of such Registrable Security; and

                    (B) in the case of any Registrable Security represented by a Global Warrant, such Registrable Security shall not be required to bear the legend set forth in clause (i) above but shall continue to be subject to the provisions of Section 7(e) hereof; provided, however, that with respect to any request for an exchange of a Registrable Security that is represented by a Global Warrant for a Definitive Warrant that does not bear the legend set forth in clause (i) above, which request is made in reliance upon Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

          (h)  Cancellation of Global Warrant.  At such time as all beneficial
               ------------------------------
interests in Global Warrants have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, all Global Warrants shall be returned to or retained and cancelled by the Warrant Agent.

          (i)  Obligations with Respect to Transfers and Exchanges of Warrants.
               ---------------------------------------------------------------

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 6 and this Section 7, Definitive Warrants and Global Warrants as required pursuant to the provisions of this Section 7.

                    (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

                    (iii) Prior to due presentment for registration of transfer or exchange of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered (the "Holder" of such Warrant) as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

                    (iv) No service charge shall be made to a Holder for any registration, transfer or exchange.

      Section 8.    Terms of Warrants: Exercise of Warrants.  Subject to the
                    ---------------------------------------
terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing at the opening of business on the Exercisability Date and until 5:00 p.m., New York City time, on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that no Holder shall be entitled to exercise such Holder's Warrants at any time, unless, at the time of exercise, (i) a registration statement under the Securities Act relating to the Warrant Shares has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act. Subject to the provisions of the following paragraph of this Section 8, each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice; provided, however, in no event will Holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

     A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly completed and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided for each of the Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made by Federal wire transfer to the account designated by the Company or by certified or official bank check, payable to the order of the Company. In the alternative, each Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be the current market price of the Warrant Shares on the date immediately preceding the date of payment of the Exercise Price as determined by the procedures set forth in Section 13(f). The exercise of Warrants by Holders of beneficial interests in Global Warrants shall be effected in accordance with this Agreement and the procedures of the Depositary therefor.

     Subject to the provisions of Section 9 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above by any Holder, the Warrant Agent shall promptly notify the Company, and the Company shall promptly transfer to such Holder a certificate or certificates for the appropriate number of Warrant Shares or other securities or property (including any money) to which such Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by such Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to such Holder or any other Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 15. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable commencing on the Exercisability Date, at the election of the Holders thereof, either in full or from time to time in part, and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 8 and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall, upon the Company's written request, then be returned by the Warrant Agent to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     Section 9.     Payment of Taxes.  The Company will pay all documentary
                    ----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants or to any separation of the Warrants from the Notes; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 10.    Mutilated or Missing Warrant Certificates.  In case any of
                    -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 11.    Reservation of Warrant Shares.  The Company will at all
                    -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 15. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 16 hereof. Prior to the initial Public Equity Offering of the Company, the Company may act as Transfer Agent for the Common Stock. The Warrant Agent hereby agrees that it will not issue any stock certificates delivered hereunder other than upon the exercise of Warrants in accordance with the terms of this Agreement and, promptly after the issuance of any such stock certificates, to notify the Transfer Agent of such issuance.

     Before taking any action which would cause an adjustment pursuant to
Section 13 hereof that would reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the payment of the Exercise Price) will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     Section 12.    Obtaining Stock Exchange Listings.  The Company will from
                    ---------------------------------
time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq National Market) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares, the Company shall notify the Warrant Agent in writing. The Company will obtain and keep all required permits and records in connection with such listing.

     Section 13.    Adjustment of Exercise Price and Number of Warrant Shares
                    ---------------------------------------------------------
Issuable.  The number and kind of shares purchasable upon the exercise of
--------
Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

               (a)  Stock Splits, Combinations, etc.  In case the Company shall
                    -------------------------------
hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the

Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

          (b)  Reclassification, Combinations, Mergers, etc.  In case of any
               --------------------------------------------
reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger or acquisition in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance equivalent in value to the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (c)  Issuance of Options or Convertible Securities.  In the event the
               ---------------------------------------------
Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "OPTIONS" and any such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "DISTRIBUTION"), then, effective upon such Distribution, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the current market price per share of Common Stock on the date of such Distribution plus (ii) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the current market price per share of Common Stock on the record date for such Distribution and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in paragraphs
(j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

          (d)  Dividends and Distributions.  In the event the Company shall, at
               ---------------------------
any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend or other cash distributions from current or retained earnings), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus
(Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (e)  Adjustment for Sale of Common Stock Below Current Market Price.
               --------------------------------------------------------------
If, after the date hereof, the Company sells any Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock (other than (i) pursuant to the exercise of the Warrants, (ii) any security convertible into, or exchangeable or exercisable for, the Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Section 13, (iii) the issuance of Common Stock upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement) or (iv) Excluded Securities) at a price per share less than the current market price, the Exercise Price shall be adjusted in accordance with the formula:

               E' = E x      (O + N)
                         ------------
                           (O + (N x P/M))

where:

E'   =    the adjusted Exercise Price;

E    =    the current Exercise Price;

O    =    the number of shares of Common Stock outstanding on the date of sale of Common Stock at a price per share less than the current market price to which this paragraph (e) applies;

N    =    the number of shares of Common Stock so sold or the maximum stated
          number of shares of Common Stock issuable upon the conversion, exchange, or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P    =    the offering price per share pursuant to any such convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be; and

M    =    the current market price as of the Time of Determination or at the time of sale, as the case may be.

          The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (e) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

          No adjustment shall be made under this paragraph (e) if (I) the application of the formula stated above in this paragraph (e) would result in a value of E' that is lower than the value of E or (II) such adjustment would require an increase or decrease of less than 1% to the Exercise Price; provided, that any adjustment not made as a result of this clause (e)(II) shall be carried forward and included in the next adjustment required to be made hereunder. Except as provided in paragraphs (j) and (k) below, no adjustment of the Exercise Price shall be made upon the actual conversion or exchange of the Convertible Securities.

          (f)  Current Market Price.  For the purpose of any computation of
               --------------------
current market price under this Section 13 and Section 15, the current market price per share of Common Stock at any date shall be (x) for purposes of Section 15, the closing price on the business day immediately prior to the exercise of the applicable Warrant pursuant to Section 8 and (y) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "TIME OF DETERMINATION" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c) or (d). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

          (g)  Certain Distributions.  If the Company shall pay a dividend or
               ---------------------
make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (d) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (h)  Consideration Received.  If any shares of Common Stock, Options
               ----------------------
or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the current market price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

          (i)  Deferral of Certain Adjustments.  No adjustment to the Exercise
               -------------------------------
Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this
Section 13 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000 of a share, as the case may be.

          (j)  Changes in Options and Convertible Securities.  If the exercise
               ---------------------------------------------
price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (e) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (e) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 13), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (k)  Expiration of Options and Convertible Securities.  If, at any
               ------------------------------------------------
time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph
(c), (e) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 13 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

          (l)  Other Adjustments.  In the event that at any time, as a result of
               -----------------
an adjustment made pursuant to this Section 13, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 13.

          (m)  Equity Commitment. In the event that the Equity Commitment
               -----------------
Warrants are issued, the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased for any unexercised Warrants as of the date of issuance of such Equity Commitment Warrants.

          (n)  No Adjustment Required.  Without limiting any other exception
               ----------------------
contained in this Section 13, and in addition thereto, no adjustment will be made for:

               (i) exercises or conversions of any Options or Convertible Securities outstanding on the date hereof;

               (ii) issuances of Options, Convertible Securities or Common Stock to employees, directors or consultants of the Company or any of its subsidiaries pursuant to a plan approved by the Board of Directors of the Company;

               (iii) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest;

               (iv) issuances of Options, Convertible Securities or Common Stock in bona fide public offerings or private placements pursuant to Section 4(2) of the Securities Act, Regulation D thereunder or Regulation S, involving at least one investment bank of national reputation;

               (v) issuances of Options, Convertible Securities or Common Stock in connection with the establishment of commercial bank facilities, capital lease obligations or other issuances of primarily debt obligations or securities; or

               (vi) issuances of Excluded Securities.

     Section 14.  Statement on Warrants.  Irrespective of any adjustment in the
                  ---------------------
number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     Section 15.  Fractional Interest.  The Company shall not be required to
                  -------------------
issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 15, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

     Section 16.  Notices to Warrant Holders.  Upon any adjustment of the
                  --------------------------
Exercise Price pursuant to Section 13, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced accountant's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

     In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 13 hereof); or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e)  a Change of Control (as defined in the Indenture) occurs;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control. The failure to give the notice required by this
Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change of Control or the vote upon any action. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     Section 17.  Merger, Consolidation or Change of Name of Warrant Agent.
                  --------------------------------------------------------
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 19. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     Section 18.  Warrant Agent.  The Warrant Agent undertakes the duties and
                  -------------
obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

     The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the execution of this Agreement as the parties shall agree from time to time, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or willful misconduct.

     The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds.

     The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     Section 19.  Resignation and Removal of Warrant Agent; Appointment of
                  --------------------------------------------------------
Successor.  No resignation or removal of the Warrant Agent and no appointment of
---------
a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

      Section 20.  Registration.  The Company and the Warrant Agent acknowledge
                   ------------
that Holders shall have the registration rights set forth in the Warrant Registration Rights Agreement.

      Section 21.  Reports.
                   -------

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Warrants are outstanding, the Company will furnish to the holders of Warrants upon request (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commissions rules and regulations (the information and reports in clauses (i) and (ii), collectively, "SEC REPORTS").

          (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all SEC Reports that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section 21.

     Section 22.  Rule 144A.  The Company hereby agrees with each Holder, for
                  ---------
so long as any Registrable Securities remain outstanding, to make available, upon request of any Holder of Registrable Securities, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

     Section 23.  Notices to Company and Warrant Agent.  Any notice or demand
                  ------------------------------------
authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  Covad Communications Group, Inc.
                  3650 Bassett Street
                  Santa Clara, California 95054
                  Telecopy:  (408) 490-4501
                  Telephone:  (408) 490-4500
                  Attention:  President

with copies to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Telecopy:  (650) 493-6811
                  Telephone:  (650) 493-9300

                  Attention:  Barry E. Taylor, Esq.


     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Telecopy:  (212) 815-5915
                  Telephone:  (212) 815-5763
                  Attention:  Corporate Trust Trustee Administration

     Section 24.  Supplements and Amendments.  The Company and the Warrant
                  --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for in Section 13 hereof or amendments to Section 13 which can be made by the written consent of Holders representing a majority of the then outstanding Warrants). The Warrant Agent shall be entitled to receive and, subject to Section 18, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

     Section 25.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 26.  Termination.  This Agreement (other than any party's
                  -----------
obligations with respect to Warrants previously exercised and with respect to indemnification under Section 18) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

     Section 27.  Governing Law.  THIS AGREEMENT AND EACH WARRANT CERTIFICATE
                  -------------
ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     Section 28.  Benefits of This Agreement.
                  --------------------------

          (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

         (b) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

          (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

     Section 29.  Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    COVAD COMMUNICATIONS GROUP, INC.



                                   By: /s/ Timothy P. Laehy
                                       -------------------------------------
                                   Name: Timothy P. Laehy
                                        ------------------------------------
                                   Title: Chief Financial Officer, Treasurer
                                         -----------------------------------
                                          and Vice President, Finance


                                   THE BANK OF NEW YORK



                                   By: /s/ Mary Beth Lewicki
                                       -------------------------------------
                                   Name: Mary Beth Lewicki
                                        ------------------------------------
                                   Title: Assistant Vice President
                                         -----------------------------------

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]
                                    [FACE]

     [THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 10 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 7(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO
     SECTION 7(h) OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR THE WARRANT AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7 OF THE WARRANT AGREEMENT.]/1/

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH

__________________
     /1/ These paragraphs are to be included only if the Warrant is in global form.

     REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO COVAD COMMUNICATIONS GROUP, INC. (THE "COMPANY"), (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE 13 1/2% SENIOR DISCOUNT NOTE DUE 2008 OF COVAD COMMUNICATIONS GROUP, INC. (COLLECTIVELY, THE "NOTES") AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE
     6.4792 SHARES, PAR VALUE $0.001 PER SHARE, OF COVAD COMMUNICATIONS GROUP, INC. THE NOTES AND THE WARRANTS WILL BE AUTOMATICALLY SEPARATED UPON THE EARLIEST TO OCCUR OF (i) 90 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS THE INITIAL PURCHASERS (AS DEFINED IN THE WARRANT REGISTRATION RIGHTS AGREEMENT REFERRED TO HEREIN) MAY, IN THEIR DISCRETION, DEEM APPROPRIATE,
     (iii) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF NOTES, (iv) THE DATE ON WHICH THE EXCHANGE OFFER (AS DEFINED IN THE INDENTURE) IS CONSUMMATED AND (v) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS DECLARED EFFECTIVE, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES UNTIL THE SEPARATION DATE.

                       COVAD COMMUNICATIONS GROUP, INC.

                                                 [CUSIP] [CINS] [ISIN] No. _____

No. _____

                      WARRANTS TO PURCHASE COMMON SHARES

          This certifies that Cede & Co., or its registered assigns, is the owner of up to 260,000/2/ Warrants, each of which initially represents the right to purchase, after the earliest to occur (the "EXERCISABILITY DATE") of (i) September 15, 1998, (ii) an initial Public Equity Offering (as defined in the Warrant Agreement referred to below) of the Company and (iii) in the event a Change of Control (as defined in the Indenture governing the Notes) occurs, the date the Company mails notice thereof to holders of Notes and Warrants, from Covad Communications Group, Inc. (the "COMPANY"), 6.4792 shares of the Common Stock, par value $.001 per share, of the Company (the "WARRANT SHARES") at an exercise price (the "EXERCISE PRICE") of $.01 per Common Share (subject to adjustment as provided in the Warrant Agreement referred to below), upon surrender hereof at the office of The Bank of New York, or to its successor, as the warrant agent under the Warrant Agreement (any such warrant agent being herein called the "WARRANT AGENT"), or such other location contemplated by
Section 23 of the Warrant Agreement, with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full by Federal wire transfer to the account designated by the Company or by certified or official bank or bank cashier's check payable to the order of the Company. Notwithstanding the foregoing, each Holder (as defined in the Warrant Agreement) may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued. At any time after the Exercisability Date and on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided, however, that a Registration Statement relating to the Warrants is, at the time of exercise, effective and available for the exercise of Warrants or the exercise of such Warrants is exempt from the registration requirements of the Securities Act.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated March 11, 1998 (the "WARRANT AGREEMENT"), between the Company and The Bank of New York, as Warrant Agent, and a Warrant Registration Rights Agreement dated March 11, 1998 (the "WARRANT REGISTRATION RIGHTS AGREEMENT"), among the Company and Bear, Stearns & Co. Inc. and BT Alex. Brown, Incorporated, and is subject to the Certificate of Incorporation and Bylaws of the Company and to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant

__________________
     /2/ To evidence initially ________ Warrants, subject to increase and decrease in accordance with the Schedule of Exchanges related hereto maintained by the Warrant Agent, and, in combination with the ________ Warrant number ______ identified by CUSIP No. ________, to equal 260,000 Warrants.

Agreement and the Warrant Registration Rights Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement and the Warrant Registration Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Warrant Registration Rights Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement and the Warrant Registration Rights Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Warrant Registration Rights Agreement shall have the meanings assigned to them in such agreements.

          The number of Warrant Shares purchasable upon the exercise of each Warrant and the price per share are subject to adjustment as provided in the Warrant Agreement. Except as stated in the Warrant Agreement, in the event the Company merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the Holder of the number of Warrant Shares (or other securities or property issuable upon exercise of a Warrant) purchasable upon the exercise of the Warrant is entitled to receive upon completion of such merger, consolidation or sale.

          As to any final fraction of a share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company may pay the cash value thereof determined as provided in the Warrant Agreement.

          All Warrant Shares issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares (including other securities or property issuable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

          Subject to the restrictions on and conditions to transfer set forth in Sections 11 and 13 of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at the Warrant Agent's office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or such Holder's attorney duly authorized in writing and by such other documentation required pursuant to the Warrant Agreement and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will sign and issue and the Warrant Agent will countersign and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the Person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding. Accordingly, the Company and/or the Warrant Agent shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof.

          This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for such purpose in New York, New York, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

          Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders, to receive any distributions, to exercise any pre-emptive right or to receive any notice of meetings of shareholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

          This Warrant Certificate shall be void and all rights evidenced hereby shall cease on March 15, 2008, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement.

       This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.



                                        COVAD COMMUNICATIONS GROUP, INC.


                                        By: __________________________________
                                            Name:
                                            Title:



Dated:


Countersigned:

THE BANK OF NEW YORK,
   as Warrant Agent


By: _________________________________
    Authorized Signatory

                               SUBSCRIPTION FORM

                (To be executed only upon exercise of Warrant)

To:  The Bank of New York,
      as Warrant Agent
     101 Barclay Street, 21 West
     New York, New York 10286
     Attention: Corporate Trust Administration

          The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being by Federal wire transfer to the account designated by Covad Communications Group, Inc. or by certified or official bank or bank cashier's check payable to the order or at the direction of Covad Communications Group, Inc.), or each Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued, all at the exercise price and on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and the Warrant Registration Rights Agreement referred to herein and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Common Stock, par value $0.001 per share, of Covad Communications Group, Inc. deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: _________________________        __________________________________
                                        (Signature of Owner)

                                        __________________________________
                                        (Street Address)

                                        __________________________________
                                        (City)      (State)  (Zip Code)


                                        Signature Guaranteed By:

                                        __________________________________
                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Securities and/or check or other property to be issued or delivered to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                              FORM OF ASSIGNMENT

          In consideration of monies or other valuable consideration received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):  ___________________________________

Address:  __________________________________________________

No. of Warrants:  __________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint ________________________ the undersigned's attorney to make such transfer on the books of __________________ maintained for the purposes, with full power of substitution in the premises.

          In connection with any transfer of Warrants, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                  ----------

[_] (a) these Warrants are being transferred in compliance with the exemption from registration under the United States Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or
                                      --

[_] (b) these Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

                                      or
                                      --

[_] (c) these Warrants are being transferred pursuant to an effective registration statement under the United States Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 7 of the Warrant Agreement shall have been satisfied.

Dated:
                              ____________________________
                              (Signature of Owner)


                              ____________________________
                              (Street Address)


                              ____________________________
                              (City)      (State)   (Zip Code)


                              Signature Guaranteed By:

                              ____________________________
                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the United States Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Covad Communications Group, Inc. as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________

                         _________________________________________________
                         [NOTE:  To be executed by an executive officer]

               SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS/3/
               ----------------------------------------------


The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                Number of
                                                Warrants of
            Amount of         Amount of         this Global
            decrease in       increase in       Warrant         Signature of
            Number of         Number of         following       authorized
Date of     Warrants of this  Warrants of this  such decrease   signatory of
Exchange    Global Warrant    Global Warrant    (or increase)   Warrant Agent
----------  ----------------  ----------------  -------------   -------------



____________________
     /3/  This is to be included only if the Warrant is in global form.

                                                                       EXHIBIT B



                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS


Re:       Warrants to Purchase Common Stock (the "WARRANTS") of COVAD
COMMUNICATIONS GROUP, INC.

          This Certificate relates to ____ Warrants held in* ___ book-entry or* _______ certificated form by ____________________________________ (the
"TRANSFEROR").

          The Transferor:*

          [_] has requested the Warrant Agent by written order to deliver, in exchange for its beneficial interest in the Global Warrant held by the Depositary, a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

          [_] has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

          In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 7 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") because[*]:

          [_] Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 7(b)(i)(A) or Section 7(c)(y)(i) of the Warrant Agreement).

          [_] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A.

          [_] Such Warrant is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act.

          [_] Such Warrant is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act.

          [_] Such Warrant is being transferred in accordance with Rule 904 under the Securities Act.

          [_] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904 under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                       _______________________________
                                       [INSERT NAME OF TRANSFEROR]

                                       By:____________________________

Date:  _____________



*Check applicable box.

                                      B-2